EXHIBIT 23.4


We consent to the use in this annual report on Form 10-KSB for the year ended December 31, 2004 for LocatePLUS Holdings Corporation (the "Company") of our report dated March 18, 2004, that contains an explanatory paragraph regarding the Company's ability to continue as a going concern, as it relates to the Company's consolidated statements of operations, stockholders' equity (deficit) and cash flows for the year ended December 31, 2003.



CARLIN,  CHARRON  &  ROSEN,  LLP
Westborough,  Massachusetts

May  17,  2005